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                                                                   EXHIBIT 23(H)



                           PROFESSIONAL BANK SERVICES

                          CONSENT OF INVESTMENT BANKER



                 We consent to the inclusion of our fairness opinion letter addressed to the Board of Directors of Peoples Financial Services, Inc. ("PFS") and opining as to the fairness, from a financial point of view, to the shareholders of PFS of the exchange of common stock described in this Proxy Statement.

Louisville, Kentucky                      PROFESSIONAL BANK SERVICES, INC.

February 14, 1994                         By: /s/ Christopher L. Hargrove
                                              ---------------------------
                                              Christopher L. Hargrove
                                              Vice President